Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Bancorp of New Jersey, Inc.

Fort Lee, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-150662, 333-150663 and 333-178744) of Bancorp of New Jersey, Inc. of our report dated March 18, 2019, relating to the consolidated financial statements of Bancorp of New Jersey, Inc. which appears in this Annual Report on Form 10‑K.

/s/ Baker Tilly Virchow Krause, LLP

Iselin, New Jersey
March 18, 2019